As filed with the Securities and Exchange Commission on July 24, 2014.

Registration No. 333-196645

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 W. Scenic Pointe Dr.

Ste. 100

Draper, Utah 84020

(877) 694-3942

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jon Kessler

President and Chief Executive Officer

15 W. Scenic Pointe Dr.

Ste. 100

Draper, Utah 84020

(877) 694-3942

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Gordon R. Caplan, Esq. Jeffrey S. Hochman, Esq. Morgan D. Elwyn, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 (212) 728-8000	Charles S. Kim, Esq. Andrew S. Williamson, Esq. David G. Peinsipp, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, $0.0001 par value per share	10,465,000	$12.00	$125,580,000	$16,175

(1)	Includes an additional 1,365,000 shares that the underwriters have the option to purchase.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended. Includes the aggregate offering price of the additional shares that the underwriters have the option to purchase.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-196645) is being filed solely for the purpose of re-filing Exhibits 5.1 and 10.4 with certain changes thereto and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits

Exhibit no.	Description
1.1#	Form of Underwriting Agreement.

3.1#	Fourth Amended and Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.

3.2#	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of this offering.

3.3#	Bylaws of the Registrant, as currently in effect.

3.4#	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of this offering.

4.1#	Form of Common Stock Certificate.

4.2#	Amended and Restated Registration Rights Agreement, dated August 11, 2011, by and among the Registrant and certain of its stockholders.

4.3#	Form of 2005 Common Stock Purchase Warrant issued by the Registrant

4.4#	Form of 2006 Common Stock Purchase Warrant issued by the Registrant

4.5#	Form of 2007 Common Stock Purchase Warrant issued by the Registrant

4.6#	Form of 2008 Common Stock Purchase Warrant issued by the Registrant

4.7#	Form of 2011 Common Stock Purchase Warrant issued by the Registrant

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1#	Form of Indemnification Agreement by and between the Registrant and its directors and officers.

10.2†#	HealthEquity, Inc. 2014 Equity Incentive Plan and Form of Award Agreements.

10.3†#	HealthEquity, Inc. 2014 Amended and Restated Equity Incentive Plan and Forms of Award Agreements.

10.4†	HealthEquity, Inc. 2009 Stock Plan and Form of Stock Option Agreement.

10.5†#	HealthEquity, Inc. 2006 Stock Plan and Form of Stock Option Agreement.

10.6†#	HealthEquity, Inc. 2005 Stock Plan and Form of Stock Option Agreement.

10.7†#	HealthEquity, Inc. 2003 Director Stock Plan and Form of Stock Option Agreement.

10.8†#	HealthEquity, Inc. 2003 Stock Plan and Form of Stock Option Agreement.

10.9†#	Independent Contractor Agreement, dated March 10, 2009, by and among the Registrant, Healthcharge Inc. and Jon Kessler, and amendment thereto, dated November 2009.

10.10†#	Employment Agreement, dated August 11, 2011, by and between First Horizon MSaver, Inc. and E. Craig Keohan.

10.11†#	Letter Agreement, dated May 1, 2009, by and between the Registrant and Stephen D. Neeleman, M.D.

Exhibit no.	Description

10.12†#	HealthEquity, Inc. Executive Bonus Plan for the year ended January 31, 2014.

10.13†#	HealthEquity, Inc. Executive Bonus Plan for the year ended January 31, 2015.

10.14#	Office Lease Agreement, dated November 17, 2006, by and between the Registrant and TP Building I, LLC.

10.15#	First Amendment to Office Lease Agreement, dated October 18, 2007, by and between the Registrant and TP Building I, LLC.

10.16#	Second Amendment to Office Lease Agreement, dated March, 2012, by and between the Registrant and TP Building I, LLC.

10.17#	Third Amendment to Office Lease Agreement, dated August 22, 2012, by and between the Registrant and TP Building I, LLC.

10.18#	Fourth Amendment to Office Lease Agreement, dated June 27, 2013, by and between the Registrant and TP Building I, LLC.

10.19#	Fifth Amendment to Office Lease Agreement, dated November 15, 2013, by and between the Registrant and TP Building I, LLC.

10.20#	Sixth Amendment to Office Lease Agreement, dated March 19, 2014, by and between the Registrant and TP Building I, LLC.

10.21#	Lease Agreement, dated July 6, 2005, by and between the Registrant and CRP-2 Commerce Plaza, LLC, as amended on February 27, 2006, January 28, 2010, September 14, 2012 and September 6, 2013.

10.22	Reserved.

10.23#	HealthEquity, Inc. Section 409A Specified Employee Policy.

10.24#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Jon Kessler.

10.25#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Stephen D. Neeleman, M.D.

10.26#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Darcy Mott.

10.27†#	Non-Employee Director Compensation Policy.

16.1#	Letter from Squire and Company, P.C. addressed to the SEC provided in connection with change in independent accountant.

21.1#	List of Subsidiaries.

23.1#	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1#	Power of Attorney.

99.1#	Consent of Director Nominee.

†	Indicates management contract or compensatory plan.
#	Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Draper, State of Utah on this 24TH day of July, 2014.

HEALTHEQUITY, INC.

By:	/s/ Jon Kessler
Name: Title:	Jon Kessler President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Kessler Jon Kessler	President, Chief Executive Officer and Director (Principal Executive Officer)	July 24, 2014

/s/ Darcy Mott Darcy Mott	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 24, 2014

* Stephen D. Neeleman, M.D.	Director	July 24, 2014

* Frank T. Medici	Director	July 24, 2014

* Ian Sacks	Director	July 24, 2014

Frank A. Corvino	Director	July , 2014

* Michael O. Leavitt	Director	July 24, 2014

* Manu Rana	Director	July 24, 2014

*	Pursuant to Power of Attorney

By:	/s/ Jon Kessler Jon Kessler Attorney-in-Fact

Exhibit Index

Exhibit no.	Description
1.1#	Form of Underwriting Agreement.

3.1#	Fourth Amended and Restated Certificate of Incorporation of the Registrant, as amended, as currently in effect.

3.2#	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon closing of this offering.

3.3#	Bylaws of the Registrant, as currently in effect.

3.4#	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon closing of this offering.

4.1#	Form of Common Stock Certificate.

4.2#	Amended and Restated Registration Rights Agreement, dated August 11, 2011, by and among the Registrant and certain of its stockholders.

4.3#	Form of 2005 Common Stock Purchase Warrant issued by the Registrant

4.4#	Form of 2006 Common Stock Purchase Warrant issued by the Registrant

4.5#	Form of 2007 Common Stock Purchase Warrant issued by the Registrant

4.6#	Form of 2008 Common Stock Purchase Warrant issued by the Registrant

4.7#	Form of 2011 Common Stock Purchase Warrant issued by the Registrant

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1#	Form of Indemnification Agreement by and between the Registrant and its directors and officers.

10.2†#	HealthEquity, Inc. 2014 Equity Incentive Plan and Form of Award Agreements.

10.3†#	HealthEquity, Inc. 2014 Amended and Restated Equity Incentive Plan and Forms of Award Agreements.

10.4†	HealthEquity, Inc. 2009 Stock Plan and Form of Stock Option Agreement.

10.5†#	HealthEquity, Inc. 2006 Stock Plan and Form of Stock Option Agreement.

10.6†#	HealthEquity, Inc. 2005 Stock Plan and Form of Stock Option Agreement.

10.7†#	HealthEquity, Inc. 2003 Director Stock Plan and Form of Stock Option Agreement.

10.8†#	HealthEquity, Inc. 2003 Stock Plan and Form of Stock Option Agreement.

10.9†#	Independent Contractor Agreement, dated March 10, 2009, by and among the Registrant, Healthcharge Inc. and Jon Kessler, and amendment thereto, dated November 2009.

10.10†#	Employment Agreement, dated August 11, 2011, by and between First Horizon MSaver, Inc. and E. Craig Keohan.

10.11†#	Letter Agreement, dated May 1, 2009, by and between the Registrant and Stephen D. Neeleman, M.D.

10.12†#	HealthEquity, Inc. Executive Bonus Plan for the year ended January 31, 2014.

10.13†#	HealthEquity, Inc. Executive Bonus Plan for the year ended January 31, 2015.

10.14#	Office Lease Agreement, dated November 17, 2006, by and between the Registrant and TP Building I, LLC.

Exhibit no.	Description

10.15#	First Amendment to Office Lease Agreement, dated October 18, 2007, by and between the Registrant and TP Building I, LLC.

10.16#	Second Amendment to Office Lease Agreement, dated March, 2012, by and between the Registrant and TP Building I, LLC.

10.17#	Third Amendment to Office Lease Agreement, dated August 22, 2012, by and between the Registrant and TP Building I, LLC.

10.18#	Fourth Amendment to Office Lease Agreement, dated June 27, 2013, by and between the Registrant and TP Building I, LLC.

10.19#	Fifth Amendment to Office Lease Agreement, dated November 15, 2013, by and between the Registrant and TP Building I, LLC.

10.20#	Sixth Amendment to Office Lease Agreement, dated March 19, 2014, by and between the Registrant and TP Building I, LLC.

10.21#	Lease Agreement, dated July 6, 2005, by and between the Registrant and CRP-2 Commerce Plaza, LLC, as amended on February 27, 2006, January 28, 2010, September 14, 2012 and September 6, 2013.

10.22	Reserved.

10.23#	HealthEquity, Inc. Section 409A Specified Employee Policy.

10.24#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Jon Kessler.

10.25#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Stephen D. Neeleman, M.D.

10.26#	Employment Agreement, dated June 10, 2014, by and between the Registrant and Darcy Mott.

10.27†#	Non-Employee Director Compensation Policy.

16.1#	Letter from Squire and Company, P.C. addressed to the SEC provided in connection with change in independent accountant.

21.1#	List of Subsidiaries.

23.1#	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1#	Power of Attorney.

99.1#	Consent of Director Nominee.

†	Indicates management contract or compensatory plan.
#	Previously filed.